UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 30, 2023

Reliance Global Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-40020	46-3390293
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701

(Address of principal executive offices)

(732) 380-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.086 par value per share	RELI	The Nasdaq Capital Market
Series A Warrants to purchase shares of Common Stock, par value $0.086 per share	RELIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2023, Reliance Global Group, Inc. (the “Company”) entered into a Confidential Settlement Agreement and Mutual Release (the “Settlement Agreement”) by and between the Company, Medigap Healthcare Insurance Agency, LLC, a wholly owned subsidiary of the Company (the “Agency” and together with the Company, the “Reliance Parties”), Pagidem, LLC f/k/a Medigap Healthcare Insurance Company, LLC (“Pagidem”), Joseph J. Bilotti, III (together with Pagidem, the “Bilotti Parties”), Kyle Perrin, Zachary Lewis, T65 Health Insurance Solutions, Inc. f/k/a T65 Health Solutions, Inc. (“T65”), and Seniors First Life, LLC (collectively with Mr. Lewis and T65, the “Lewis Parties”).

The Company, Pagidem, and Mr. Bilotti previously entered into that certain Asset Purchase Agreement dated December 21, 2021 (the “APA”), pursuant to which the Company acquired, and the Bilotti Parties sold, certain assets and liabilities of Pagidem to the Company. As part of the transactions contemplated by the APA, the Company entered into that certain Employment Agreement, dated as of January 10, 2022, by and between the Company and Mr. Perrin (the “Employment Agreement”). The Company later assigned the assets and liabilities it acquired pursuant to the APA, and the Employment Agreement, to Agency. Mr. Perrin previously served as the Chief Operating Officer and Chief Executive Officer of Agency pursuant to the Employment Agreement. The Company and Mr. Lewis entered into that certain Non-Disclosure Agreement, effective as of January 24, 2022 (the “NDA”).

The Company, pursuant to the APA, previously filed a claim with the American Arbitration Association (“AAA”), Case No. 01-23-0002-3404 (the “Bilotti Arbitration”), wherein the Company purports to assert claims against the Bilotti Parties for fraudulent inducement, intentional and negligent misrepresentation, breach of contract, breach of restrictive covenants, conversion, civil theft, tortious interference, and conspiracy (the “Bilotti Claim”). The Company also filed, pursuant to the Employment Agreement, a claim with the AAA, Case No. 01-23-0002-2048(the “Perrin Arbitration”), wherein the Company purports to assert claims against Mr. Perrin for conversion, civil conspiracy, fraud, breach of fiduciary duty, and breach of duty of loyalty and good faith. (the “Perrin Claim”). In the Perrin Arbitration, Mr. Perrin filed counterclaims against the Company for breaches of employment agreement, unjust enrichment, and breach of the covenant of good faith and fair dealing (the “Perrin Counterclaim”).

The Reliance Parties have filed a complaint in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida, Case No. 50-2023-CA-010777-XXXXMB, Div. AA (the “Lewis Litigation,” and collectively with the Bilotti Arbitration and the Perrin Arbitration, the “Medigap Disputes”), wherein the Reliance Parties purport to assert claims against the Lewis Parties for tortious interference with business relationship, civil conspiracy, breach of contract, conversion, and unjust enrichment (the “Lewis Claim”).

The parties to the Settlement Agreement have each disputed and continue to dispute the claims asserted and allegations made against them.

United Insurance Group Agency, Inc. and/or LTC Global, Inc. or those entities’ assignees, affiliates, subsidiaries, partners or parent companies (collectively, the “Factor”), allege the Reliance Parties owe the Factor a debt, which the Reliance Parties dispute.

Pursuant to the terms of the Settlement Agreement, the Medigap Parties agreed to pay to the Company an amount equal to $2,900,000 (the “Settlement Payment”) within five business days of the effective date of the Settlement Agreement. The Company received the Settlement Payment on July 6, 2023.

Upon receipt of the Settlement Payment, the Reliance Parties agreed to release and discharge each and all of the Bilotti Parties, Mr. Perrin, and the Lewis Parties, and each of their present and former agents, servants, or employees, members, owners, shareholders, officers, managers, partners, directors, trustees, representatives, attorneys, contractors, predecessor and successor entities and assigns, parents, subsidiaries and affiliates (collectively, the “Medigap Released Parties”) of and from any and all past, existing, and/or future suits, liabilities, claims, demands, fees, costs, expenses, payments, judgments, damages, actions and rights or causes of action of any kind or nature, from the beginning of the world to the effective date of the Settlement Agreement, including but not limited to (A) any matters that were or could have been alleged in the: (i) the Bilotti Arbitration; (ii) the Perrin Arbitration; (iii) the Lewis Litigation; and (B) (i) any and all claims to additional money, distributions, or compensation of any kind from the Medigap Released Parties; provided, however, that nothing in the Settlement Agreement will serve to release any claims the Reliance Parties may have against the Factor.

In addition, upon receipt of the Settlement Payment, the Medigap Parties agreed to release and discharge each and all of the Reliance Parties, and each of their present and former agents, servants, or employees, members, owners, shareholders, officers, managers, partners, directors, trustees, representatives, attorneys, contractors, predecessor and successor entities and assigns, parents, subsidiaries and affiliates (collectively, the “Reliance Released Parties”) of and from any and all past, existing, and/or future suits, liabilities, claims, demands, fees, costs, expenses, payments, judgments, damages, actions and rights or causes of action of any kind or nature, from the beginning of the world to the effective date of the Settlement Agreement, including but not limited to (A) any matters that were or could have been alleged in the: (i) the Bilotti Arbitration; (ii) the Perrin Arbitration; (iii) the Lewis Litigation; and (B) (i) any and all claims to additional money, distributions, or compensation of any kind from the Medigap Released Parties.

Also, pursuant to the terms of the Settlement Agreement, Mr. Perrin agreed to release the Reliance Parties from all claims arising under any federal, state or local law or statute, including without limitation, the Fair Labor Standards Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family Medical Leave Act, Title VII of the Civil Rights Act of 1964, Employee Retirement Income Security Act, the Equal Pay Act, the Worker Adjustment and Retraining Notification Act, the law of contract and tort, any claim for attorneys’ fees, claims for unpaid wages or other employment compensation, and claims of personal injury, including mental and physical pain and suffering or intentional infliction of emotional distress. Additionally, Mr. Perrin expressly waived any right to recover any type of personal relief from the Reliance Parties, including monetary damages or reinstatement, in any administrative action or proceeding, whether state or federal, and whether brought by Mr. Perrin or on his behalf by an administrative agency, related in any way to the matters herein.

Pursuant to the terms of the Settlement Agreement, all of the parties thereto agreed that, upon receipt of the Settlement Payment by the Reliance Parties, they would discharge any obligations under the APA, the Employment Agreement, the NDA and all ancillary documents and agreements referenced or contemplated therein. In addition, within five business days of receipt of the Settlement Payment: (i) the Company will cause the Bilotti Arbitration to be dismissed, with prejudice; (ii) the Reliance Parties and Mr. Perrin will cause the Perrin Arbitration to be dismissed, with prejudice; and (iii) the Reliance Parties will cause the Lewis Litigation to be dismissed, with prejudice.

The information set forth above is qualified in its entirety by reference to the actual terms of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 hereof is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Confidential Settlement and Mutual General Release Agreement, dated as of June 30, 2023, by and among the registrant, Medigap Healthcare Insurance Agency, LLC, Pagidem, LLC f/k/a Medigap Healthcare Insurance Company, LLC, Joseph J. Bilotti, III, Kyle Perrin, Zachary Lewis, T65 Health Insurance Solutions, Inc. f/k/a T65 Health Solutions, Inc., and Seniors First Life, LLC.
104	Cover Page Interactive Data File

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliance Global Group, Inc.

Dated: July 6, 2023	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer